Exhibit 26(n): Consent of Independent Registered Public Accounting Firm

Exhibit 26(n) - Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Financial Statements” and to the use of our report dated March 30, 2007, with respect to the statutory basis financial statements of Security Life of Denver Insurance Company as of December 31, 2006 and 2005, and for the years then ended, and to the use of our report dated March 23, 2007, with respect to the statements of assets and liabilities of Security Life Separate Account L1 as of December 31, 2006, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 333-117329) and the related Prospectus and Statement of Additional Information of Security Life Separate Account L1.

/s/ Ernst & Young LLP

Atlanta, Georgia April 18, 2007